Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-102082, 333-88770, 333-88730, 333-30088, 333-88811, 333-48260, 333-52644, 333-75736 and 333-111548) and Form S-3 (No. 333-83491) of TIBCO Software Inc. of our report dated February 11, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/     PRICEWATERHOUSECOOPERS LLP

San Jose, California

February 11, 2005